CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251012 on Form S-6 of our report dated December 14, 2020, relating to the financial statement of FT 9102, comprising Strategic Income Advantage Opportunity, Closed-End Portfolio, Series 23, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

December 14, 2020